UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 23, 2010

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

320 Bent Street Cambridge, Massachusetts	02141
(Address of principal executive offices)	(Zip code)

(617) 621-7722

Registrant’s telephone number,
including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 23, 2010, Ironwood Pharmaceuticals, Inc. (“Ironwood”) and Forest Laboratories, Inc. (“Forest”) entered into a Commercial Supply Agreement (the “Supply Agreement”) with PolyPeptide Laboratories, Inc. and Polypeptide Laboratories (SWEDEN) AB (together, “PPL”).  Pursuant to the terms of the Supply Agreement and subject to certain conditions and limits, PPL agrees to manufacture and supply to Ironwood and Forest, and Ironwood and Forest agree to purchase from PPL, a portion of the linaclotide active pharmaceutical ingredient (“API”) that will be used to obtain regulatory approval of linaclotide in the United States, Canada and/or Mexico, and, pending any such approval, that will be incorporated into finished product for commercialization in such country.  Ironwood’s and Forest’s purchase price for the linaclotide API under the Supply Agreement will be volume-based.  PPL will manufacture the linaclotide API at its facilities in Torrance, California and Malmo, Sweden.

The initial term of the Supply Agreement ends on the fifth anniversary of the date that linaclotide is first sold in the United States, Canada or Mexico.  The initial term is subject to automatic three-year renewals until either PPL or Forest and Ironwood provide the other with twenty-four months prior written notice of its (or their) intent to terminate.  Further, Ironwood and Forest may terminate the Supply Agreement upon prior written notice if linaclotide does not obtain regulatory approval in the countries in which Ironwood and Forest seek such approval or in the event that the manufacture or commercial sale of linaclotide is discontinued in all countries in which regulatory approval had been previously obtained.

Ironwood and Forest are party to a collaboration agreement pursuant to which they co-develop and plan to co-promote linaclotide in the United States for the treatment of irritable bowel syndrome with constipation, and of chronic constipation.  Pursuant to the terms of the collaboration agreement, Forest is responsible, among other things, for completing the manufacturing process of linaclotide for use in the United States, Canada and Mexico, which consists of finishing and packaging linaclotide into capsules.

The foregoing summary of the Supply Agreement is qualified in its entirety by reference to the Supply Agreement, which will be filed as an exhibit to Ironwood’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: June 28, 2010	By:	/s/ Michael J. Higgins
		Name:	Michael J. Higgins
		Title:	Chief Operating Officer and Chief Financial Officer